UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2013

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

Suite 4750, 181 Bay Street

P.O. Box 792

Toronto, Ontario, Canada  M5J 2T3

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                         Entry into a Material Definitive Agreement.

On February 4, 2013, McEwen Mining Inc. (the “Company”) and certain subsidiaries of the Company, entered into a settlement agreement (the “Settlement Agreement”) with respect to claims made in the Supreme Court of British Columbia, Action S-084670 (the “Proceeding”), by TNR Gold Corp. (“TNR”) and Solitario Argentina S.A. (“Solitario” and together with TNR the “Plaintiffs”) against MIM Argentina Exploraciones S.A. (“MIM”) and certain subsidiaries of the Company, including Minera Andes Inc., Minera Andes S.A., Los Azules Mining Inc., and Andes Corporacion Minera S.A. (collectively the “Company Subsidiaries” and together with MIM the “Defendants”).  The Proceeding involved ownership of mineral claims in and around the Los Azules Copper project located in San Juan Province, Argentina (“Los Azules”).  Los Azules was originally owned by Minera Andes Inc. and is now owned by the Company indirectly through its acquisition of Minera Andes Inc. in January 2012.  The Settlement Agreement is deemed effective as of November 9, 2012.

Pursuant to the Settlement Agreement between the Company, the Plaintiffs, and the Defendants, all claims and counterclaims brought by the Plaintiffs and Defendants in the Proceeding will either be discontinued or finally resolved by way of a consent dismissal order.  The Settlement Agreement provides for mutual releases and covenants not to sue by Plaintiffs, MIM, and the Company Subsidiaries regarding any claim asserted or relating to the Proceeding.

As consideration for the Plaintiffs’ release of claims against the Company Subsidiaries, the Company agreed to issue 1,000,000 shares of the Company’s common stock (the “McEwen Shares”) to TNR.  The McEwen Shares will be issued under exemptions from registration requirements under U.S. securities law and prospectus delivery requirements under Canadian law.  Each party to the Settlement Agreement agreed to bear its own attorneys’ fees and costs in connection with the Proceeding and the Settlement Agreement.

Under the Settlement Agreement, TNR will transfer the contested Escorpio IV claim (a mineral claim situated to the west of the deposit at Los Azules) to the Company.  TNR will retain their back-in right for up to 25% of the equity in certain claims comprising the northern portions of Los Azules under the Cordon de Los Azules Exploration and Option Agreement dated effective as of May 15, 2004, as amended by an amending agreement dated April 29, 2005, and further amended by an amending agreement executed contemporaneously with the Settlement Agreement and deemed effective as of November 9, 2012.

The description of the Settlement Agreement contained in this report is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached to this report as Exhibit 10.1.

Item 9.01                                         Financial Statements and Exhibits.

(d)                                                       Exhibits.  The following exhibit is furnished with this report:

10.1                        Settlement Agreement executed on February 4, 2013.

Cautionary Statement

With the exception of historical matters, the matters discussed in this report include forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding current and future exploration and development activities, production results, receipt of permits and working capital and the Company’s future cash flows.  Factors that could cause actual results to differ materially from projections or estimates include, among others, metals prices, economic and market conditions, milling operations and future drilling results, as well as other factors described in our Annual Report on Form 10-K for the year ended December 31, 2011, and other filings with the United States Securities and Exchange Commission (“SEC”). Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in this report, whether as a result of new information, future events, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: February 7, 2013	By:	/s/ Nils F. Engelstad
Nils F. Engelstad, VP, Corporate Affairs

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

10.1	Settlement Agreement executed on February 4, 2013.